UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
July 9, 2007
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On July 9, 2007, Finisar Corporation (“Finisar”) received a written Additional Staff Determination notice from The Nasdaq Stock Market (“Nasdaq”) stating that Finisar is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its annual report on Form 10-K for the fiscal year ended April 30, 2007 (the “Form 10-K”) and, therefore, that its common stock is subject to delisting from the Nasdaq Global Select Market. Finisar issued a press release on July 12, 2007 disclosing its receipt of this notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     On June 29, 2007, Finisar filed a Form 12b-25 with the Securities and Exchange Commission reporting that it had delayed filing the Form 10-K report pending the completion of a review of its historical stock option grant practices being conducted by the Audit Committee of its Board of Directors. Finisar plans to file the Form 10-K report as soon as practicable following the conclusion of the review. The information in Finisar’s Form 12b-25 is incorporated by reference herein.
     Finisar had previously received similar Staff Determination notices with respect to its failure to timely file its quarterly reports on Form 10-Q for the quarters ended October 29, 2006 (the “October 10-Q”) and January 28, 2007 (the “January 10-Q”). In response to the original Staff Determination notice, Finisar requested a hearing before the Nasdaq Listing Qualifications Panel (the “Panel”), which was held on February 15, 2007. At the hearing, Finisar requested that its common stock continue to be listed pending completion of the Audit Committee’s review of Finisar’s stock option grant practices, the preparation of restated financial statements, if required, and the filing of the October 10-Q. Finisar supplemented its request to cover the delayed filing of the January 10-Q.
     The Panel issued a decision on April 4, 2007, granting Finisar an extension of time to June 11, 2007 to file its October 10-Q and any required restatements of its financial statements and an extension of time to July 3, 2007 to file its January 10-Q. Finisar appealed the Panel’s decision to the Nasdaq Listing and Hearing Review Council (the “Listing Council”) and requested that the Listing Council stay the Panel’s decision, and any future Panel decisions to delist Finisar’s securities, pending appeal, and grant Finisar an extension of time to come into compliance with its reporting obligations until at least August 31, 2007. The Listing Council has called for review and stayed the April 4, 2007 decision of the Panel. The Listing Council has requested that Finisar make an additional submission for its consideration by August 10, 2007. The Listing Council will then review the matter on the basis of the written record. Finisar intends to supplement its previous submission to Nasdaq to include the Form 10-K in its pending request for additional time to make required filings. There can be no assurance that the Listing Council will grant Finisar’s request for continued listing. Pending a decision by the Listing Council, Finisar’s common stock will continue to be traded on the Nasdaq Global Select Market.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Finisar Corporation dated July 12, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 12, 2007

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

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